Exhibit 99.5

THE PUPPY ZONE FRANCHISE APPLICATION

Please fill out and return to:

(IF MORE THAN ONE POTENTIAL OWNER, PLEASE COMPLETE SEPARATE APPLICATION FOR EACH PARTY)

Puppy Zone Enterprises, Inc.

8275 South Eastern Avenue, Suite 200

Las Vegas, Nevada

89123-2503

The following form is submitted to allow Puppy Zone Enterprises, Inc. to consider my qualifications as a potential franchisee. It does not create an obligation on the part of either party.

NAME _____________________________________________________________

Last	First	Middle Initial

ADDRESS __________________________________________________________

Street	City	Province/State	Postal/Zip

RESIDENTIAL PHONE (___)____________ BUSINESS PHONE (___) ___________

EMAIL ADDRESS: ___________________

PERSONAL INFORMATION

BIRTHDATE: ___________________	SIN #: ________________________

MARITAL STATUS: SINGLE ( )	MARRIED ( )	DIVORCED ( )

SPOUSE’S NAME __________________	OCCUPATION: ______________________

NUMBER OF DEPENDANT CHILDREN __	AGE(S) OF CHILDREN _________________

EDUCATION

HIGH SCHOOL ______________	CITY/STATE/PROV __________________

COLLEGE ___________	DEGREE __________	CITY/STATE/PROV______________

GRADUATE __________ DEGREE __________	CITY/STATE/PROV______________

BUSINESS EXPERIENCE

EMPLOYMENT HISTORY

Present Occupation: __________________________________________________            Employer Position How Long

Describe duties and give relevant details:

__________________________________________________________________

__________________________________________________________________

Past Experience:

1. ________________________________________________________________

Employer	Position	How Long

Describe duties and give relevant details:

__________________________________________________________________

__________________________________________________________________

2. ________________________________________________________________

Employer	Position	How Long

Describe duties and give relevant details:

__________________________________________________________________

__________________________________________________________________

3. ________________________________________________________________

Employer	Position	How Long

Describe duties and give relevant details:

__________________________________________________________________

__________________________________________________________________

Experience in:

Sales ______ Bookkeeping/Accounting ________ Retail ______ Management _______

PERSONAL & BUSINESS REFERENCES

PERSONAL

1.	__________________________________________________________________
Full Name	Occupation	Years Known	Phone Number

2.	__________________________________________________________________
Full Name	Occupation	Years Known	Phone Number

3.	__________________________________________________________________
Full Name	Occupation	Years Known	Phone Number

BUSINESS

1. __________________________________________________________________

Full Name	Occupation	Years Known	Phone Number

2. __________________________________________________________________

Full Name	Occupation	Years Known	Phone Number

4.	__________________________________________________________________
Full Name	Occupation	Years Known	Phone Number

FINANCIAL INFORMATION

Have you ever filed for bankruptcy?	Yes ( )	No (	)

If yes, please give details

__________________________________________________________________

__________________________________________________________________

PERSONAL FINANCIAL STATEMENT

ASSETS

Bank accounts	$_________________________

Term Deposits	__________________________

Stocks and bonds	__________________________

RRSP’s	__________________________

Real Estate	__________________________

Business Assets	__________________________

Automobile	__________________________

Other (specify)	___________________________

1.______________________

2._____________________

3.______________________

TOTAL $ __________________________

LIABILITIES

Bank Indebtedness	$____________________________

Other Loans	_____________________________

Credit Cards	_____________________________

Mortgages	_____________________________

Other Liabilities	_____________________________

1.	____________________
2.	____________________
3.	____________________
TOTAL	$____________________________

NET WORTH (Assets minus liabilities)	$ ____________________________

CURRENT SOURCES OF INCOME

My salary:	$ ___________________________

My spouses salary:	____________________________

Dividends:	____________________________

Interest:	____________________________

Real Estate:	____________________________

Business Income:	____________________________

Other:	_____________________________

1.	_____________________
2.	_____________________
3.	_____________________
Total Income $_______________________

Cash available to invest in The Puppy Zone	$_______________________

Would you have a partner(s)? Yes ( ) No ( )

If yes, what % would you own? _________

How would you finance the venture?

Self	$ _________________________

Partners	$_________________________

Bank	$ _________________________

Other	$ _________________________

Total	$ __________________________

If other, please give details

Tell us about your experience with dogs:

____________________________________________________________________________________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Tell us anything else that would help us get to know you better:

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I HEREBY AUTHORIZE the person or firm to whom this application is submitted to obtain such credit reports or other information as may be deemed necessary in connection with the purchase of a franchise or for the establishment and maintenance of a credit account or for any other direct business requirement.

This consent is given pursuant to chapter 81, section 12, of the Credit Reporting Act, RSBC 1996

Signature: ____________________

Full Name: ____________________

Date:	____________________